UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2005

INDUS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Windy Ridge Parkway, Atlanta, Georgia 30339
(Addresses of Principal Executive Offices, including Zip Code)

(770) 952-8444
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE
EX-99.1 PRESS RELEASE DATED MAY 10, 2005

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2005, Indus International, Inc. (the “Company”) announced its financial results for the quarter and full fiscal year ended March 31, 2005. The press release announcing financial results for the quarter and full fiscal year ended March 31, 2005 is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) This filing describes certain adjustments which the Company will be making in the course of restating certain of its prior period financial statements to correct the way the Company accounts for leases. The adjustments will have no impact on the Company’s previously reported cash flows or revenue. The Company is not aware of any evidence that the restatement is due to any material noncompliance by the Company with any financial reporting requirement under the securities laws as a result of misconduct.

As a result of heightened awareness arising out of a February 7, 2005 letter from the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) to the American Institute of Certified Public Accountants, the Company’s management and the Audit Committee of its Board of Directors determined on May 10, 2005, that the Company’s accounting for leases was not in conformity with generally accepted accounting principles. Financial Accounting Standards Board Technical Bulletin (“FTB”) 85-3, Accounting for Operating Leases with Scheduled Rent Increases, requires that lease rentals, including scheduled rental escalations, be recognized on a straight-line basis over the lease term. In prior periods, the Company had recognized rent expense under its operating leases for office facilities in San Francisco, California and Atlanta, Georgia in amounts equal to the cash payments during the period reported. The scheduled rent increases or reasonably certain escalations under these leases should have been recognized on a straight-line basis over the lease terms. FTB 88-1, Issues Related to the Accounting for Leases, requires lease incentives in the form of tenant improvement reimbursements to be recorded as a liability and amortized on a straight-line basis over the lease term as an offset to rent expense. In prior periods, accounting by the Company for leasehold improvements, tenant improvement reimbursements from landlords and differences in amortizable lives under its operating leases for office facilities in San Francisco, California and Atlanta, Georgia were not in conformity with FTB 88-1.

The Audit Committee, after discussion with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, concluded on May 10, 2005, that certain of the Company’s previously issued consolidated financial statements needed to be restated. As a result of the restatement, the consolidated financial statements included in the Company’s Annual Reports and Transition Report on Form 10-K for the fiscal years ended December 31, 2000, 2001 and 2002, the three-month transition period ended March 31, 2003, and the fiscal year ended March 31, 2004, and the Quarterly Reports on Form 10Q for the first three quarters of fiscal 2005, in each case as amended to date, should no longer be relied upon to the extent of the restatements described herein.

The correction of errors in the Company’s accounting for leases is expected to result in a $1.3 million increase in the cumulative net losses for all reported periods from the twelve month period ending December 31, 2000 through the twelve month period ending March 31, 2004. Correct application of applicable accounting standards during fiscal year 2005 improves net income by approximately $1.1 million as compared to historical accounting treatment applied by the Company, of which approximately $900,000 reduces the restructuring charges previously recorded. For the fiscal year ended March 31, 2004 and the three month transition period ended March 31, 2003, the correction has the positive impact of reducing the Company’s net loss by approximately $77,000 and $214,000, respectively. For the fiscal years ended December 31, 2000, 2001 and 2002, the correction has the impact of increasing the Company’s net loss by approximately $843,000, $709,000 and $15,000, respectively.

The Company currently anticipates that the Annual Report of Form on 10-K for the fiscal year ended March 31, 2005 will be timely filed on or before June 14, 2005.

The Company’s management and Audit Committee have discussed the matters disclosed in this Form 8-K with Ernst & Young LLP, its independent registered public accounting firm.

Item 8.01. Other Events

On May 10, 2005, management of the Company and Ernst & Young LLP met with the Company’s Audit Committee to notify them that, as a result of the restatement described above in Item 4.02, management and Ernst & Young LLP have determined that there is a material weakness in the Company’s internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, related to lease accounting.

A “material weakness” in internal control over financial reporting is defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2 as a significant deficiency, or combination of significant deficiencies, which results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Specifically, as described above in Item 4.02, the Company’s accounting for leases was not in conformity with generally accepted accounting principles during each of the reported periods dating back to the fiscal year ended December 31, 2000.

The Company has developed and plans to implement internal controls to ensure proper accounting for leases and the financial reporting going forward. The Company expects these controls will include a revised and improved contract review process and a more comprehensive monthly closing process to include lease activities.

Because this material weakness existed as of March 31, 2005, it is anticipated that both management’s and Ernst & Young LLP’s reports on the Company’s internal control over financial reporting, that will be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, will conclude that the Company’s internal control over financial reporting was not effective as of March 31, 2005 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control Integrated Framework. It is also anticipated that the existence of this material weakness will negatively affect management’s evaluation of the Company’s disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, in such Form 10-K as of such date.

Forward-Looking Statements

This Form 8-K includes forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements include anticipated adjustments to financial statements for prior reported periods, our expectations regarding remediation of the material weakness described in this report and the content of our Annual Report on Form 10-K for the year ended March 31, 2005 to be filed with the Securities and Exchange Commission. The risks and uncertainties which could cause differences include, but are not limited to, subsequent information that changes management’s anticipated adjustments or remediation plans. Additional risks and uncertainties are discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Company’s 2004 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These filings can be obtained at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release dated May 10, 2005 relating to financial results for the fiscal quarter and full fiscal year ended March 31, 2005. (The condensed consolidated balance sheets as of March 31, 2004 and 2005 and the consolidated statements of operations for the three and twelve months ended March 31, 2004 and 2005 included in Exhibit 99.1 to this report are filed herewith and incorporated by reference herein. All other portions of Exhibit 99.1 are furnished, not filed, in connection with Item 2.02 of this report.)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.
/s/ Thomas W. Williams
Name:	Thomas W. Williams
Title:	Executive Vice President and Chief Financial Officer

Date: May 10, 2005